Exhibit 10.3

MEZZANINE PROMISSORY NOTE

$8,125,000.00	February 1, 2007

BREOF TCU GP LLC, a Delaware limited liability company, BREOF TCU LLC, a Delaware limited liability company, Phoenix Berry Street Limited Partnership, a Texas limited partnership and Phoenix G.P. XVIII, Inc., a Texas corporation (“Borrowers”), FOR VALUE RECEIVED, promise to pay to the order of Behringer Harvard TCU, LLC, a Delaware limited liability company or its assigns (“Lender”), at such place as Lender may from time to time designate in writing, the principal sum of Eight Million One Hundred Twenty-Five Thousand Dollars ($8,125,000.00) or so much thereof as may from time to time have been advanced to Borrowers under this Note with Interest (as defined below) on the outstanding principal amount at the rates set forth herein.

DEFINITIONS

For the purpose of this Note capitalized terms not defined below will be as defined in the Loan Agreement:

“Contribution Agreement” shall mean that certain Contribution Agreement by and between Borrowers and Lender, dated of even date herewith.

“Default Interest” shall mean any interest accruing at the Default Interest Rate and payable pursuant to the terms hereof or of the other Loan Documents.

“Default Interest Rate” shall mean a rate of interest per annum equal to the lesser of either (a) eighteen percent (18%) or (b) the maximum rate of interest which may be collected from Borrowers under applicable law.

“Interest” shall mean any interest accruing at the Interest Rate or the Default Interest Rate, as applicable and payable pursuant to the terms hereof or of the other Loan Documents.

“Interest Rate” shall mean a rate of interest per annum equal to the lesser of: (a) ten percent (10%) or (b) the maximum rate of interest which may be collected from Borrowers under applicable law.

“Late Charge” shall mean the lesser of (a) five percent (5%) of any unpaid amount, or (b) the maximum late charge permitted to be charged under applicable law.

“Loan Agreement” shall mean that certain Mezzanine Loan Agreement, between Lender and Borrowers, dated of even date herewith, corresponding to this Note, as the same may hereafter be amended, modified and restated from time to time.

“Maturity Date” shall mean February 25, 2008.

“Payment Date” shall mean the first day of each calendar month, commencing on the date set forth in Section 1.1, and the Maturity Date (or, if any such date is not a Business Day, then the first Business Day immediately before such date).

SECTION 1 - STATED MATURITY; INTEREST AND PRINCIPAL PAYMENTS.

1.1           Payment of Interest.  Interest shall accrue on this Note at the Interest Rate or, during any time at which an Event of Default is continuing, at the Default Interest Rate.  Commencing on February 1, 2007, and continuing monthly on the same date of each calendar month thereafter up to and until the Maturity Date, an installment of accrued and unpaid Interest shall be due and payable to Lender.  On the Maturity Date, all accrued but unpaid Interest, shall be due and payable in full.

1.2           Payments of Principal.  On the Maturity Date, if not earlier prepaid, the unpaid principal balance, together with all accrued but unpaid Interest, shall be due and payable in full.

1.3           Payment on Stated Maturity Date.  Any remaining unpaid Indebtedness shall be due and payable in full at the Maturity Date, subject, however, to the terms of the Contribution Agreement.

1.4           Computation of Interest.  Subject to the provisions of Section 1.8, Interest under this Note shall be paid as set forth herein and shall be calculated based on actual days elapsed and a three hundred sixty (360) day year.

1.5           Method of Payment.  Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds in lawful money of the United States of America immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender.  Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes.

1.6           Application of Payments.  Payments under this Note shall be applied first to the payment of Late Charges and Default Interest and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid Interest, and then to reduction of the outstanding principal balance.  No principal amount repaid may be reborrowed.  All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

1.7           Prepayment.  No prepayment of this Note shall be permitted without the written approval of Lender.  Notwithstanding the foregoing, Borrowers shall be permitted to prepay this Note upon an Event of Default by Lender under the Contribution Agreement such that the transactions contemplated under the Contribution Agreement do not close in accordance with the terms thereof and Borrowers are not then in default under the Contribution Agreement.  Borrower shall be required to prepay this Note upon earlier to occur of: (a) the closing of the transactions contemplated in the Contribution Agreement, (b) an uncured default by Borrowers under the Contribution Agreement and the commencement of the pursuit by Lender or its assignee of its remedies in connection with such default, (c) the sale of the Project Owner Membership Interest (as defined in the Contribution Agreement) or the sale of the Project, (d) the event of an uncured Event of Default by Borrower under the Loan Agreement (after taking into account all applicable grace, notices and opportunity for cure) or (e) the repayment of the Senior Loan. Notwithstanding the foregoing, any prepayment required under (b), (c) and (d) above shall only occur with the approval of the Senior Lender (as defined in the Loan Agreement).

1.8           No Usury.  The provisions of this Note and of all other agreements between Borrowers and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that, after taking into account all amounts deemed interest or as reducing the true principal balance of the Loan, in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit; and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest.  All Interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, including any extensions or renewals thereof, until payment in full of the Indebtedness so that the Interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law.  To the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of interest permitted by applicable law on the principal of the Loan, Lender will utilize the weekly rate ceiling from time to time in effect as provided under Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lender will rely on United States federal law instead of such applicable law.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  This paragraph 1.8 will control all agreements between Borrowers and Lender.

SECTION 2 - DEFAULT; REMEDIES

2.1           Acceleration.  Lender may, by notice to Borrowers at any time during the existence of an Event of Default (after any applicable grace, notice or opportunity to cure as may be set forth in the Loan Agreement), declare immediately due and payable the entire principal amount outstanding hereunder together with all Interest and other charges due hereunder including, without limitation, all Late Charges and Default Interest.

2.2           Default Interest Rate; Late Charges.

(a)           After an Event of Default, the Default Interest Rate shall apply, in place of the Interest Rate, to all amounts outstanding under the Loan.  Such Default Interest shall be compounded on the monthly anniversary of such Event of Default until paid in full.

(b)           If any monthly installment of Interest due hereunder is not received by Lender on or before the tenth (10th) day after such installment becomes due, Borrower shall pay to Lender, immediately and without demand by Lender, the Late Charge on such outstanding monthly installment.  Borrowers acknowledge that their failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses.  Borrowers agree that any such Late Charges payable pursuant to this Section 2.2(b) represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Lender will incur by reason of such late payment.  Any such Late Charge is payable in addition to, and not in lieu of, any Interest payable at the Default Rate pursuant to Section 2.2(a).

2.3           Remedies.  The remedies of Lender as provided herein, or in the Loan Documents, or at law or in equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur.  The failure at any time to exercise any right or remedy shall not constitute a waiver of the right to exercise the right or remedy at any other time.

SECTION 3 - SECURITY

Borrowers’ obligations under this Note are secured by, among other instruments, the Pledge Agreement and other Loan Documents.  The covenants of the Pledge Agreement and the Loan Agreement are incorporated by reference into this Note.

SECTION 4 - WAIVER

Presentment for payment, demand, notice of dishonor, protest, and notice of protest and stay of execution and all other defenses to payment generally are hereby waived by Borrowers.  No extension or indulgence or release of collateral granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of Lender herein.

SECTION 5 - EXCULPATION

5.1           Lender Exculpation.  Notwithstanding anything to the contrary contained in this Note, no present or future shareholder, director, officer, member or partner of Lender or of any entity which is now or hereafter a shareholder, director, officer, member or partner of Lender (or of any entity which is now or hereafter a shareholder, director, officer, member or partner of a shareholder, director, officer, member or partner of Lender) shall have any personal liability, directly or indirectly, under or in connection with this Note or any agreement made or entered into under or in connection with the provisions of this Note, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Borrowers hereby forever and irrevocably waive and release any and all such personal liability.  In addition, neither

Lender nor any successor or assign of Lender shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Project or to which the Project is now or hereafter subject.  The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender provided by law or by any other contract, agreement or instrument.

SECTION 6 - GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SEVERABILITY

6.1           Governing Law.  This Note shall be governed by, and construed in accordance with, the substantive law of the State of Texas without regard to the application of choice of law principles.

6.2           SUBMISSION TO JURISDICTION/SERVICE OF PROCESS.  BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE STATE OF TEXAS LOCATED IN TARRANT COUNTY, TEXAS FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF, OR THE LOAN. BORROWERS TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT THEIR PROPERTY IS EXEMPT OF IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS NOTE, THE SUBJECT MATTER HEREOF, OR THE OTHER LOAN (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY LENDER IN THE ABOVE NAMED COURTS.  BORROWERS HEREBY CONSENT TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 7 HEREOF.  BORROWERS AGREE THAT THEIR SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LENDER.  FINAL JUDGMENT AGAINST BORROWERS IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF BORROWERS THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST BORROWERS OR ANY OF THEIR ASSETS IN ANY STATE OR FEDERAL

COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

6.3           WAIVER WITH RESPECT TO DAMAGES.  BORROWERS ACKNOWLEDGE THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, BORROWERS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN LENDER AND BORROWERS IN CONNECTION HEREWITH AND THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS SHALL NOT ASSERT, AND BORROWERS HEREBY WAIVE, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.4           Waiver of Jury Trial.  BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.  BORROWERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE MONEY EVIDENCED BY THIS NOTE AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.

6.5           Severability.  If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Lender.

SECTION 7 - NOTICES

7.1           Notices.  All notices, demands and other communications (“Notice”) under or concerning this Note shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth in the Loan Agreement.  Each Notice shall be deemed given on the earliest to occur of (1) the date when the Notice is received by the addressee; (2) the first (1st) Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges, for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

7.2           Any party to this Agreement may change the address to which Notice is intended for it are to be directed by means of Notice given to the other party in accordance with this Section 7.  Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 7, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 7 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any Notice under any other Loan Document which does not specify how Notices are to be given shall be given in accordance with this Section 7.

SECTION 8 - MISCELLANEOUS

8.1           Costs.  If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against Borrowers relating to this Note, Borrowers agree to pay to Lender all costs incurred in connection therewith, including reasonable attorney’s fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition all costs, disbursements and allowances provided by law.

8.2           Modification.  Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

8.3           Successors.  As used herein, the terms “Borrowers” and “Lender” shall be deemed to include their respective successors and assigns whether by voluntary action of the parties or by operation of law.  All of the rights, privileges and obligations hereof shall inure to the benefit of and bind such successors and assigns.

8.4           Loan Agreement.  To the extent not expressly stated otherwise herein, all of the terms and conditions of the Loan Agreement shall survive the execution of this Note and shall remain in full force and effect; provided, however, to the extent of any irreconcilable conflict between the terms and conditions of the Loan Agreement and this Note, the terms and provisions of this Note shall govern and control.

8.5           No Waiver.  No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Without limiting the foregoing, no disbursement by Lender after a default by Borrowers hereunder shall constitute a waiver of any of the Lender’s remedies established or referred to hereunder or shall obligate Lender to make any further disbursement.  No waiver, consent or approval of any kind by Lender shall be effective unless (and it shall be effective only to the extent) expressly set out in a writing signed and delivered by Lender.  No notice to or demand on Borrowers in any case shall entitle Borrowers to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Lender to any other or further actions.  In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the requirements contained herein, but such waiver in any instance or under any particular circumstances shall not be considered a waiver of such requirement or requirements in any other instance or under any other circumstance.

8.6           Sole and Absolute Discretion.  Any option, consent, approval, discretion or similar right of Lender set forth in this Note may be exercised by Lender in its reasonable discretion, unless the provisions of this Note or another Loan Document specifically require another standard.

8.7           Recourse Limitations.  The personal liability of Borrowers to pay the amounts due under the Note shall be limited to Borrowers’ interest in the Collateral (as defined in the Loan Agreement) and in any other collateral given to Lender subject to the provisions of Section 21(q) of the Loan Agreement.

8.8           Joint and Several Liability.  If more than one person or entity signs this instrument as a Borrower, the obligations of such persons or entities shall be joint and several.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first set forth above.

BORROWERS:

BREOF TCU GP LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless
Name:	Steven Ganeless
Title:	Authorized Signing Officer

BREOF TCU LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless
Name:	Steven Ganeless
Title:	Authorized Signing Officer

PHOENIX BERRY STREET LIMITED PARTNERSHIP,
a Texas limited partnership

By:	Phoenix G.P. XVIII, Inc.,
a Texas corporation

By:	/s/ Jason P. Runnels
Name:	Jason P. Runnels
Title:	Vice President

PHOENIX G.P. XVIII, INC.,
a Texas corporation

By:	/s/ Jason P. Runnels
Name:	Jason P. Runnels
Title:	Vice President